UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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CUBIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cubic Board Accepts Revised Acquisition Proposal from Veritas Capital and Evergreen Coast Capital at $75.00 Per Share

All-Cash Transaction Valued at Approximately $3.0 Billion, Including Assumption of Debt

Cubic Enters Into Amendment to its Previously Announced Definitive Merger Agreement with Affiliates of Veritas Capital

SAN DIEGO, March 31, 2021 – Cubic Corporation (NYSE: CUB) (“Cubic” or the “Company”) today announced that it has accepted a proposal from Veritas Capital (“Veritas”) and Evergreen Coast Capital Corporation (“Evergreen”), an affiliate of Elliott Investment Management L.P. (“Elliott”), to increase the price per share of their pending acquisition of Cubic to $75.00 per share in cash. The Company has accepted this proposal and entered into an amendment (the “Amendment”) to its previously announced definitive merger agreement with affiliates of Veritas (the “Merger Agreement” and, as amended, the “Amended Agreement”) to acquire the Company.

Under the terms of the Amended Agreement, Cubic shareholders will receive $75.00 in cash for each share of Cubic’s common stock, representing a premium of approximately 69% to Cubic’s unaffected closing stock price on September 18, 2020, the last trading day before the Company’s disclosure of third-party interest in potentially acquiring Cubic. The all-cash transaction will be valued at approximately $3.0 billion, including the assumption of debt.

Cubic’s Board of Directors (the “Board”) gave due consideration to the revised proposal it received from Singapore Technologies Engineering Ltd (SGX: S63; Bloomberg-STE:SP) (“ST Engineering”) to acquire the Company for $78.00 per share (the “ST Engineering Proposal”). In making its decision, the Board carefully assessed the relative benefits and risks of the proposals from both Veritas and Evergreen and ST Engineering. The Board determined that, based on the superior certainty and anticipated timing of closing the existing transaction with Veritas and Evergreen, the revised proposal from Veritas and Evergreen was in the best interests of all Cubic’s shareholders.

In connection with this determination, the Board (i) approved and adopted the Amended Agreement, (ii) recommends that the Company’s shareholders adopt the Amended Agreement, (iii) recommends that the Company’s shareholders vote “FOR” each of the proposals described in the definitive proxy statement for the Special Meeting of Cubic’s shareholders filed with the United States Securities and Exchange Commission (“SEC”) and mailed to shareholders on or about March 26, 2021, and (iv) determined that the ST Engineering Proposal, after giving effect to all revisions made to such proposal by ST Engineering, is neither a “superior proposal” nor a proposal that would reasonably be expected to lead to a “superior proposal” as that term is defined in the existing Merger Agreement. As a result, Cubic has ceased engagement with ST Engineering in accordance with the terms of the Amended Agreement.

This summary of the Amendment is incomplete, and Cubic encourages shareholders to read the full text of the Amendment to be included with the Company’s current report on Form 8-K, which will be filed with the SEC in due course. Further, the Company intends to provide to its shareholders supplemental disclosure to the definitive proxy statement mailed to the Company’s shareholders on or about March 26, 2021 and will file relevant materials with the SEC. Shareholders are urged to read the definitive proxy statement as supplemented and such other relevant materials for more information, including with respect to the terms of the Amended Agreement.

The Special Meeting of Cubic’s shareholders to adopt the Amended Agreement remains scheduled for April 27, 2021 at 1:00 p.m. Eastern time.

J.P. Morgan Securities LLC is acting as lead financial advisor to the Company and Sidley Austin LLP and Faegre Drinker Biddle & Reath LLP are acting as the Company’s legal counsel. Raymond James & Associates, Inc. provided the Board with an opinion regarding the fairness, from a financial point of view, of the consideration offered to Cubic shareholders.

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to Veritas.

Gibson, Dunn & Crutcher LLP is acting as legal counsel to Evergreen.

About Cubic Corporation

Cubic is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense C4ISR, and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Our teams innovate to make a positive difference in people’s lives. We simplify their daily journeys. We promote mission success and safety for those who serve their nation. For more information about Cubic, please visit the company’s website at www.cubic.com or on Twitter @CubicCorp.

About Veritas Capital

Veritas is a longstanding investor in companies operating at the intersection of technology and government. The firm invests in companies that provide critical products and services, primarily technology and technology-enabled solutions, to government and commercial customers worldwide, including those operating in the healthcare, national security, software, education, aerospace & defense, government services, communications, and energy industries. Veritas seeks to create value by strategically transforming the companies in which it invests through organic and inorganic means. For more information on Veritas, visit www.veritascapital.com.

About Elliott and Evergreen

Elliott Investment Management L.P. manages two multi-strategy investment funds which combined manage approximately $42 billion of assets. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds of its kind under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm. Evergreen Coast Capital Corporation is Elliott’s private equity affiliate, which focuses on technology investing.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Cubic, Atlas CC Acquisition Corp. (“Parent”) and Atlas Merger Sub Inc. (“Sub”). In connection with the proposed transaction, Cubic has filed a definitive proxy statement on Schedule 14A with the SEC, which has been mailed to Cubic’s shareholders, and intends to file additional relevant materials with the SEC. This communication is not a substitute for the definitive proxy statement or any other document that Cubic may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF CUBIC ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT CUBIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CUBIC, THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Cubic with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Cubic’s website at www.cubic.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Cubic, its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, is set forth in the definitive proxy statement on Schedule 14A for the Company's Special Meeting of Shareholders, filed with the SEC on March 26, 2021. Additional information regarding these individuals is set forth in Cubic’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 18, 2020, Amendment No. 1 to Cubic’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2020, filed with the SEC on January 28, 2021, and the definitive proxy statement on Schedule 14A for Cubic’s most recent Annual Meeting of Shareholders held in February 2020, filed with the SEC on January 17, 2020. To the extent Cubic’s directors and executive officers or their holdings of Cubic securities have changed from the amounts disclosed in those filings, to Cubic’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at Cubic’s website at www.cubic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction among the Company, Parent and Sub, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, the receipt of shareholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.cubic.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Contacts:

For Cubic:

Investors
Kirsten Nielsen
Investor Relations
Cubic Corporation
PH +1 212-331-9760
Kirsten.Nielsen@cubic.com

OR

Morrow Sodali

Mike Verrechia / Bill Dooley

(800) 662-5200

cub@investor.morrowsodali.com

Media

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com

For Veritas:

David Millar / Julie Rudnick / Kevin Siegel

Sard Verbinnen & Co

VeritasCapital-SVC@SARDVERB.com

For Elliott and Evergreen:

Stephen Spruiell

Elliott Investment Management L.P.

(212) 478-2017

sspruiell@elliottmgmt.com